EXHIBIT 10.9

Via Certified Mail and Electronic Mail

August 29, 2016

Manhattan Transfer Registrar Co.

531 Cardens Court

Erie, CO 80516

Telephone: 631-928-7655

P&G Holdings LLC

c/o Moses Gross

3811 13th Avenue

Brooklyn, NY 11218

Re: Change in Control and P&G Holdings LLC Promissory Note

Mr. Ahearn:

As of the date hereof, Moses Gross, the sole officer and director of WATERMARK GROUP, INC., a Nevada corporation (the “Company”), is selling all 3,600,000 shares he owns in the Company (the “Shares”) to Double Grouper LLC. The Shares represent 80% of the total issued and issued capital stock of the Company on a fully diluted basis.

The Company agrees and acknowledges that as of the date hereof, the Company is indebted to P&G HOLDINGS LLC (“P&G”) in the aggregate amount of $195,574.95, representing $172,450.75 in principal and $23,124.20 of accrued interest, as evidenced by the Promissory Note dated November 1, 2011 (the “Note”) Interest shall continue to accrue pursuant to the terms and provisions of the Note after the date hereof until the Note is paid in full.

The Company agrees and acknowledges that until the earlier of (i) the date the Note is either paid in full or no longer owned by P&G and (ii) November 28, 2016 (the “Payment Date”), the Company shall not directly or indirectly, without the prior written consent of P&G:

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(i)	increase the authorized number of shares of common stock or in any other manner amend the Articles of Incorporation or the Company;

(ii)	comply in all respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or comply on a timely basis with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act;

(iii)	issue, or enter into any agreement to issue, any shares of capital stock, including without limitation, any class of preferred stock, or any options, warrants or other securities convertible for the equity securities of the Company unless a portion of those proceeds will be used to repay the Note in full or to vend in an operating company;

(iv)	redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares;

(v)	borrow or incur any indebtedness or create, incur, assume, guarantee, endorse, contingently agree to or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except (a) indebtedness to attorneys, accountants, auditors, Edgar agent and the transfer agent of the Company incurred in the ordinary course of business or (b) borrowings in which the proceeds shall be used to repay the Note in full;

(vi)	sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business; lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company;

(vii)	not promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; or

(viii)	enter into any merger, consolidation, or other business combination in which the Company is not the surviving entity unless such transaction specifically provides that simultaneous with the closing thereof the Note shall be paid in full.

If the Note remains outstanding and is still owned by P&G on the Payment Date, then P&G has the right to send notification to you, as the transfer agent of the Company, and upon such notification, you are irrevocably authorized and instructed to issue to P&G the number of shares of common stock that will equal no less than 80% of the voting and economic control of the Company on a fully diluted basis without any further action or confirmation by the Company.

Your agreement is a material obligation of the Company and cannot be changed or modified without the prior written consent of P&G.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company, provided that such replacement agent must affirmatively agree, to the satisfaction of P&G, to be bound by the terms and conditions of these Irrevocable Instructions.

P&G is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of P&G.

Very truly yours,

Watermark Group, Inc.

By:
Name:	Adam Kovacevic
Title:	Chief Executive Officer

Acknowledged and Agreed:

Manhattan Transfer Registrar Co.

531 Cardens Court

Erie, CO 80516

Telephone: 631-928-7655

By: ______________________________

Name:

Title:

cc: P&G Holdings, LLC

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